UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 Amendment #1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dynamic Automotive, Inc.
(Name of small business issuer in its charter)

Nevada	7538	20-3364503
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2048 Arrow Highway
La Verne, California 91750
(909) 593-1254
(Address and telephone number of principal executive offices)

2048 Arrow Highway
La Verne, California 91750
(909) 593-1254
(Address of principal place of business or intended principal place of business)

R.V. Brumbaugh, Esq. 10620 Southern Highlands Parkway, Suite 110-443
Las Vegas, Nevada 89141
(626) 429-9634
(Name, address and telephone number of agent for service)

Copies to:
Ted D. Campbell II
9387 Arrowhead Bluff Avenue
Las Vegas, Nevada 89149

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	$75,000.00	$0.05	$75,000.00	$8.03

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Dynamic Automotive, Inc.

1,500,000 Shares of Common Stock

$0.05 per share

Dynamic Automotive, Inc. (“DAI” or the “Company”) is offering on a best-efforts basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share. The shares are intended to be sold directly through the efforts of Peter Dewhurst, the sole officer and director of DAI. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Dynamic Automotive, Inc.. All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Dynamic Automotive, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section title “Plan of Distribution” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) ninety days from the effective date of this prospectus. DAI will not extend the offering period beyond ninety days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Dynamic Automotive, Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. DAI may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Dynamic Automotive, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is September 1, 2006

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Dynamic Automotive, Inc. (“DAI” or the “Company”) was incorporated in the state of Nevada on August 29, 2005. DAI has the principal business objective of providing cost effective, high quality, reliable comprehensive automobile analysis and repairs, with multiple service bays specifically designed for fast oil and filter changes, smog checks, diagnostics and general repair.

DAI is a development stage company that has not fully commenced its planned principal operations and has no significant assets. DAI operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company;

2.	Development of the DAI business plan;

3.	Obtaining capital through sales of DAI common stock; and

4.	Market our business services to potential clients.

Dynamic Automotive, Inc. is attempting to become fully operational. In order to generate revenues, DAI must address the following areas:

1. Develop and Implement a Marketing Plan: In order to promote our company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan. We intend print media to be the focus of our marketing and sales efforts. To date, we have no marketing or sales initiatives or arrangements. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

2. Develop Business-to-Business Relationships: DAI intends to build profitable, value-oriented relationships between the multiple large businesses and government entities within a close geographical proximity. We believe that with corporations, local and regional governments outsourcing many of their repair and maintenance requirements that long-term opportunities may be viable.

3. Create Customer Loyalty: The financial rewards of customer loyalty run deep and increase the financial stability of any business. DAI intends to service its customers and other consumers with the industries best customer relations management team.

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base. At the present time, there is a tremendous consumer requirement for reliable, quality neighborhood automobile repair and diagnostic services. The establishment of a nationally recognized name known for quality, reliability and customer care and service will bode well for the financial future of the company that institutes such a reputation.

Since our inception on August 29, 2005 to June 30, 2006, we did not generate any significant revenues and have incurred a cumulative net loss of $7,998. We believe that the $75,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors’ report to the financial statements which is included in this registration statement.

Dynamic Automotive, Inc. currently has one officer and director, who is the same individual. This individual allocates time and personal resources to DAI on a part-time basis.

As of the date of this prospectus, DAI has 2,500,000 shares of $0.001 par value common stock issued and outstanding.

Dynamic Automotive, Inc.’s operations and corporate offices are located at 2048 Arrow Highway, La Verne, California 91750 with a telephone number of (909) 593-1254.

Dynamic Automotive, Inc.’s fiscal year end is June 30.

THE OFFERING

Dynamic Automotive, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to “R. V. Brumbaugh, Esq. Trust Account fbo Dynamic Automotive, Inc.” and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. DAI trust agent, R. V. Brumbaugh, Esq., acts as legal counsel for Dynamic Automotive, Inc., and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Dynamic Automotive, Inc. until such a time as the minimum proceeds are raised (see the section titled “Plan of Distribution” herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to DAI. The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. DAI will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to DAI assets, book value, historical earnings or net worth.

Dynamic Automotive, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

Dynamic Automotive, Inc. has not presently secured a transfer agent but has identified the one that will be retained prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for DAI common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from DAI financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception August 29, 2005 Thru June 30, 2006
Revenue	$3,370

Cost of Sales	4,506

Gross Margin	(1,136)

Expenses:
Depreciation	—
General and administrative expenses	6,862
Total Expenses	6,862
Net Income (Loss)	$(7,998)

Fully Diluted Earnings (Loss) per Share	$(0.004)

Balance sheets data

June 30, 2006 AUDITED
ASSETS
Current Assets
Cash	$52
Total current assets	52

Other Assets
Investments	$200
Total Other Assets	200

Total assets	$252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities	$—
Non-Current Liabilities	—

Total Liabilities	$—

Stockholders’ Equity
Preferred stock	—
Common stock	2,500
Additional paid-in capital	5,750
(Deficit) accumulated during development stage	(7,998)

Total stockholder’s equity	252

Total liabilities and stockholder’s equity	$252

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Dynamic Automotive, Inc.’s operations depend solely on the efforts of Peter Dewhurst, the sole officer and director of DAI. Mr. Dewhurst has no experience related to public company management, nor as a principal accounting officer. Because of this, Mr. Dewhurst may be unable to offer and sell the shares in this offering, develop DAI business and manage DAI public reporting requirements. DAI cannot guarantee that it will be able overcome any such obstacles.

Mr. Dewhurst is involved in other employment opportunities and may periodically face a conflict in selecting between Dynamic Automotive, Inc. and his other personal and professional interests. DAI has not formulated a policy for the resolution of such conflicts should they occur. If DAI loses Mr. Dewhurst to other pursuits without a sufficient warning, DAI may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE PETER DEWHURST, DAI’S SOLE OFFICER AND, DIRECTOR CONTROLS A MAJORITY OF DAI ISSUED AND OUTSTANDING COMMON STOCK.

Peter Dewhurst, DAI’s sole director and executive officer beneficially owns 70.00% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by DAI security holders, including the election of directors. Assuming the minimum amount of shares of this offering is sold Mr. Dewhurst would retain 60.34% ownership in DAI common stock. In the event the maximum offering is attained, Mr. Dewhurst will own 43.75% of DAI outstanding common stock. Such concentrated control may also make it difficult for DAI stockholders to receive a premium for their shares of DAI common stock in the event DAI enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of DAI. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF DAI FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development-stage company, DAI expects to face substantial risks, uncertainties, expenses and difficulties. DAI was formed in Nevada on August 29, 2005. DAI has no demonstrable operations record of substance upon which you can evaluate DAI business and prospects. DAI prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. DAI cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, DAI has had only limited start-up operations and has generated minimal revenues. Taking these facts into account, independent auditors have expressed substantial doubt about DAI’s ability to continue as a going concern. See the independent auditors’ report to the financial statements which is included in this registration statement, of which this prospectus is a part. In addition, DAI’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require retaining expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

DAI MAY NOT BE ABLE TO GENERATE REVENUES AS AUTOMOBILE SERVICE PROVIDER.

DAI expects to earn revenues solely as an automobile repair service provider. In the opinion of the sole DAI officer and director, DAI reasonably believes that it will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The automobile repair service industry is highly competitive. Many DAI competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support DAI endeavors. DAI cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

DAI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Dynamic Automotive, Inc. has limited capital resources. To date, DAI has funded its operations with limited initial capital and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless DAI begins to generate sufficient revenues to finance operations as a going concern, DAI may experience liquidity and solvency problems. Such liquidity and solvency problems may force DAI to cease operations if additional financing is not available. No known alternative resources of funds are available to DAI in the event it does not have adequate proceeds from this offering. However, DAI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN DAI BECAUSE THERE IS NO PUBLIC MARKET FOR DAI STOCK.

There is no public market for DAI common stock. All of DAI issued and outstanding common stock is currently held by Peter Dewhurst, the sole officer and director of DAI, and Nevada Business Development Corporation, a Nevada corporation. Therefore, the current and potential market for DAI common stock is limited. In the absence of being listed, no market is available for investors in DAI common stock to sell their shares. DAI cannot guarantee that a meaningful trading market will develop.

If DAI stock ever becomes tradable, of which DAI cannot guarantee success, the trading price of DAI common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond DAI control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of DAI stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE DAI’S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in DAI shares, thereby reducing the level of trading activity in any secondary market that may develop for DAI shares. Consequently, customers in DAI securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The sole shareholders of DAI, Peter Dewhurst, who also serves as its sole officer and director, and Nevada Business Development Corporation, acquired a cumulative of 2,500,000 restricted shares of DAI common stock at a price per share of $0.001. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of DAI common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF DAI’S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF DAI COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 2,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided DAI is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. DAI currently has two shareholders of record who own all of the 2,500,000 restricted shares or 100% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by these shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of DAI common stock in any market that might develop.

DAI IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on DAI’s behalf by Peter Dewhurst, DAI’s sole officer and director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that DAI is capable of selling all, or any, of the common shares offered hereby.

Special note regarding forward-looking statements.

This prospectus contains forward-looking statements about DAI business, financial condition and prospects that reflect DAI management’s assumptions and beliefs based on information currently available. DAI can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of DAI assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within DAI control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that DAI expects to market, DAI ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which DAI functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, DAI will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

DAI intends to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Offering Expenses
Legal and Professional fees	3,000	15.00	3,000	5.33	3,000	4.00
Accounting fees	2,000	10.00	2,000	3.56	2,000	2.67
Blue-sky fees	300	1.50	300	0.53	300	0.40
Total Offering Expenses	5,300	26.50	5,300	9.42	5,300	7.07

Net Proceeds from Offering	14,700	73.50	50,950	90.58	69,700	92.93

Use of Net Proceeds
Accounting fees	4,800	24.00	4,800	8.53	4,800	6.40
Legal and professional fees	2,250	11.25	2,250	4.00	2,250	3.00
Office equipment and furniture	1,000	5.00	3,000	5.33	3,000	4.00
Office supplies	1,000	5.00	2,000	3.56	2,000	2.67
Salaries	—	—	12,000	21.33	24,000	32.00
Sales and marketing	2,650	13.25	8,900	15.82	12,650	16.87
Working capital (1)	4,000	20.00	18,000	32.00	21,000	28.00

Total Use of Net Proceeds	14,700	73.50	50,950	90.58	69,700	92.93

Total Use of Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Notes:

(1) The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to DAI assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. ”Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of DAI issued and outstanding stock. This is due in part to shares of common stock issued to the DAI sole officer, director and employee totaling 1,750,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. DAI net book value on June 30, 2006, was $252.00 or $0.0001 per share. Assuming all 1,500,000 shares offered are sold, and in effect DAI receive the maximum estimated proceeds of this offering from shareholders, DAI net book value will be approximately $0.017488 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.03251 per share while the DAI present stockholder will receive an increase of $0.01739 per share in the net tangible book value of the shares that he holds. This will result in a 65.02% dilution for purchasers of stock in this offering.

In the event that 75% of the maximum proceeds is raised through the sale of 1,125,000 shares, DAI net book value will be approximately $0.01412 per share. Any investor will suffer an immediate and substantial dilution of approximately $0.03588 per share while the DAI present stockholder will receive an increase in value of $0.01402 per share in the net tangible book value of the shares he holds. This will result in a 71.75% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 400,000 shares is achieved, DAI net book value will be approximately $0.00516 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04484 per share while the DAI present stockholder will receive an increase of $0.00506 per share in the net tangible book value of the shares he holds. This will result in an 89.69% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in DAI previously:

		75% of the
	Minimum	Maximum	Maximum
	Offering	Offering	Offering

Book Value Per Share Before the Offering	$(0.00010)	$(0.0010)	$(0.0010)

Book Value Per Share After the Offering	$0.00516	$0.01412	$0.01749

Net Increase to Original Shareholders	$0.00506	$0.01402	$0.01739

Decrease in Investment to New Shareholders	$0.04484	$0.03588	$0.03251

Dilution to New Shareholders (%)	89.69%	71.95%	65.02%

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Peter Dewhurst, the sole officer and director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Dewhurst. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, Mr. Dewhurst does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agent in connection with sales of DAI securities will be transmitted immediately into a trust account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

Mr. Dewhurst will not receive commissions for any sales he originates on DAI’s behalf. DAI believes that Mr. Dewhurst is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Dewhurst:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Is not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

DAI officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, DAI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if DAI were to enter into such arrangements, DAI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which DAI has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, DAI has not identified the specific states where the offering will be sold. DAI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Dynamic Automotive, Inc. (“Trust Account”) and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Dynamic Automotive, Inc. until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,000.00. (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to R. V. Brumbaugh, Esq., 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement.  All subscription agreements and checks are irrevocable. DAI reserves the right to either accept or reject any subscription. Any subscription rejected within this 30 day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once DAI accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

To the best of DAI’s knowledge, Peter Dewhurst, its sole officer and director has not been convicted in a criminal proceeding.

To the best of DAI’s knowledge, Peter Dewhurst, its sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of DAI’s knowledge, Peter Dewhurst, its sole officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Dynamic Automotive, Inc..

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. The Board of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding DAI executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Peter Dewhurst (2)	44	President, Secretary, Treasurer and Director	August 2005 – Current

Notes:

(1) DAI sole director will hold office until the next annual meeting of the stockholders, which shall be held in September of 2006, and until successors have been elected and qualified. At the present time, the DAI sole officer was appointed by the DAI sole director and will hold office until he resigns or is removed from office.

(2) Peter Dewhurst has obligations to entities other than Dynamic Automotive, Inc.. DAI expects Mr. Dewhurst to spend approximately 10-20 hours per week on DAI business affairs. At the date of this prospectus, Dynamic Automotive, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Pete Dewhurst has been in the automotive repair business for over 25 years and has received an associate degree from Citrus College in this field. He maintains a strong continuing education program by regularly attending seminars and classes in automotive repair. Mr. Dewhurst has maintained the same facility for 20 years, has strong personal and business ties with the community and regularly participates in community activities.

BOARD COMMITTEES

Dynamic Automotive, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors Dynamic Automotive, Inc. is authorized to have is seven (7). However, in no event may DAI have less than one director. Although DAI anticipates appointing additional directors, DAI has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of DAI common stock by all persons known by DAI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to DAI knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Peter Dewhurst, President and Director	1,750,000	70.00%	43.75%

Common	Nevada Business Development Corporation	750,000	30.00%	18.75%

	All Directors and Officers as a group (1 person)	2,500,000	70.00%	43.75%

Footnotes

(1) The address of each executive officer and director is c/o Dynamic Automotive, Inc., 2048 Arrow Highway, La Verne, California 91750. The address of Nevada Business Development Corporation 10620 Southern Highlands Parkway, Suite 110-433, Las Vegas, Nevada 89141. The sole officer and director of Nevada Business Development Corporation is R.V. Brumbaugh, Esq.

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock) by DAI. The aggregate amount of shares to be issued and outstanding after the offering is 4,000,000.

DESCRIPTION OF SECURITIES

Dynamic Automotive, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of Dynamic Automotive, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in DAI shares, reducing the level of trading activity in any secondary market that may develop for DAI shares, and accordingly, customers in DAI securities may find it difficult to sell their securities, if at all.

DAI has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Dynamic Automotive, Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, DAI has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Dynamic Automotive, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Dynamic Automotive, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of DAI directors.

CASH DIVIDENDS

As of the date of this prospectus, Dynamic Automotive, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. DAI does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Dynamic Automotive, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer. Please refer to the section herein titled “Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Dynamic Automotive, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by DAI of expenses incurred or paid by a director, officer or controlling person of DAI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, DAI will, unless in the opinion of DAI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Dynamic Automotive, Inc. was incorporated in the State of Nevada on August 29, 2005.

Please see the section, herein, titled “Recent Sales of Unregistered Securities” for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Dynamic Automotive, Inc. incorporated in the State of Nevada on August 29, 2005 under the same name. Since inception, DAI has not generated any significant revenues and as of June 30, 2006, has accumulated losses in the amount of $7,998. DAI has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Dynamic Automotive, Inc. has yet to commence planned significant operations. As of the date of this Prospectus, DAI has had only limited start-up operations and has not generated any significant revenues. DAI believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

DAI’s administrative office is located at 2048 Arrow Highway, La Verne, California 91750.

DAI’s fiscal year end is June 30.

BUSINESS OF ISSUER

Principal Products and Principal Markets

Dynamic Automotive, Inc. (“DAI” or the “Company”) was incorporated in the state of Nevada on August 29, 2005. The Company has the principal business objective of providing cost-effective, comprehensive automobile analysis and repairs.

Distribution Methods of the Services

We are currently working to identify an experienced Internet service provider to develop a comprehensive Internet presence. Additionally, we plan on identifying local business organizations, service groups, small business development companies, and governmental organizations that may be instrumental in assisting us in making our services known to potential clients. Once a potential business or government client has been identified, a personal call will be made to that company or organization to further explain our services and to arrange a face-to-face meeting.

Additionally, when resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Industry Background and Competitive Business Conditions

This industry is replete with competition at all levels of expertise and ethical variances. By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, Dynamic Automotive, Inc. can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business. Additionally, DAI will spend considerable efforts to develop business relationships with government entities and private businesses that have need of the type of services offered by Dynamic Automotive, Inc..

Need For Government Approval

There are no known requirements for any governmental approval or licenses other than local business licenses.

Number of Total Employees and Number of Full Time Employees

Dynamic Automotive, Inc. is currently in the development stage. During this development period, DAI plans to rely exclusively on the services of Peter Dewhurst, the sole officer and director, to establish business operations and perform or supervise the minimal services required at this time. DAI believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees. Mr. Dewhurst’s responsibilities are mainly administrative at this time, as DAI operations are minimal.

REPORTS TO SECURITY HOLDERS

1.

After this offering, DAI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.	After this offering, DAI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials DAI files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. DAI SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Dynamic Automotive, Inc. was incorporated on August 29, 2005. As of June 3, 2006, DAI has generated minimal revenues of $3,370 while incurring $ 6,682 in total expenses. This resulted in a net loss of $7,998 since inception, which is attributable to cost of goods sold and general and administrative expenses.

Since incorporation, Dynamic Automotive, Inc. has financed its operations through minimal initial capitalization and nominal business activity.

To date, Dynamic Automotive, Inc. has not implemented fully planned principal operations. Presently, DAI is attempting to secure sufficient monetary assets to increase operations. DAI cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of DAI’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1.

Researching and strategically targeting potential customers, including government entities, to whom DAI can market its services. DAI expects to use a portion of the funds allocated toward working capital to engage in this activity.

2.

Canvas the identified and targeted potential customer base to ascertain, isolate and anticipate their present and future needs, ideals of customer service and amenities that are desirable by the customer. DAI expects to use a portion of the funds allocated toward reaching the goals most immediately ascertainable.

3.

Establish personal and business relationships with key individuals in government, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4.	Establish and maintain a visible community presence.

Dynamic Automotive, Inc.’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, DAI plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $20,000 is raised in this offering, DAI will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations. This entails establishment of a public awareness of DAI, including name recognition and product identification. In order to initiate implementation of a public awareness program, DAI intends to use approximately $500 to $1,000 of the monies allocated toward working capital.

DAI has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

DAI has allocated $1,000 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

DAI has allocated $2,650 for sales and marketing, specifically for a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

DAI has allocated $4,000 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

DAI believes it will be able to execute the business plan adequately and commence operations as a going concern if the minimum proceeds of this offering are realized. DAI does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 75% of the maximum offering. In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. DAI does not believe it will generate revenues in the first six months of operation from the date the first funds are received. DAI expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $3,000.

The allocation for office supplies increases to $2,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for sales and marketing increases to $8,900 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $18,000 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for salaries first appears for $12,000. It is anticipated that such expenditure will be directed toward hiring part time clerical assistance and customer service personnel. .

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: Maximum offering. In the event the maximum amount of $75,000 is raised, DAI still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust. Under Plan 3, management will supplement the activities addressed in Plan 2, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.

The allocation for sales and marketing increases to $12,650 allowing for the possible development of greater revenue.

The allocation for working capital increases to $21,000 allowing for greater flexibility in meeting potential customer needs.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

The allocation for salaries increases to $24,000 allowing for the hiring of a full time licensed mechanic assistant.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan to be implemented, DAI has budgeted for certain expenditures that it expects to remain constant. DAI expects accounting fees to be $4,800 for the full year 2006, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $2,250, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. All use of proceeds figures represent management’s best estimates and are not expected to vary significantly. However, in the event DAI incurs or expects to incur expenses materially outside of these estimates, DAI intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

DAI’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If DAI does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, DAI cannot guarantee that it will generate such growth. If DAI does not produce sufficient cash flow to support DAI operations over the next 12 months, DAI may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. DAI can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

DAI management does not expect to incur research and development costs.

DAI currently does not own any significant plant or equipment that it would seek to sell in the near future.

DAI management does not anticipate the need to hire employees over the next 12 months, with the possible exception of telemarketing and customer service telephone support should business develop of a sufficient nature to necessitate such expenditure. Currently, DAI believes the services provided by its officer and director appears sufficient at this time. DAI believes that its operations are currently on a small scale that is manageable by one individual at the present time.

DAI has not paid for expenses on behalf of any director. Additionally, DAI believes that this policy shall not materially change.

DAI has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

DAI does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

DAI uses a corporate office located at 2048 Arrow Highway, La Verne, California 91750. Office space, conference room, and repair facilities, telephone services and storage are currently being provided free of charge at 2048 Arrow Highway, La Verne, California. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

DAI management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. DAI does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about August 29, 2005, Peter Dewhurst, the sole officer, director and employee, paid for expenses involved with the incorporation of Dynamic Automotive, Inc. with his personal funds on DAI behalf in the amount of $7,500, in exchange for 1,750,000 shares of common stock, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On March 15, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 750,000 shares of common stock to Nevada Business Development, for services valued at $0.001 per share of $750.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Mr. Dewhurst and Nevada Business Development Corporation were arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, DAI was recently formed or in the process of being formed and possessed no assets.

Dynamic Automotive, Inc.’s principal office space is being provided free of charge at the present time. Please refer to the section titled “Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Dynamic Automotive, Inc. common stock. This prospectus is a step toward creating a public market for DAI stock, which may enhance the liquidity of DAI shares. However, there can be no assurance that a meaningful trading market will develop. Dynamic Automotive, Inc. and its management make no representation about the present or future value of DAI common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Dynamic Automotive, Inc.;

2.	There are currently 2,500,000 shares of DAI common stock held by its sole officer and director and an affiliated entity that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Dynamic Automotive, Inc. has 2,500,000 shares of common stock outstanding. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Dynamic Automotive, Inc. has 1,750,000 shares of $0.001 par value common stock issued and outstanding held by 2 shareholders of record.

DIVIDENDS

DAI has neither declared nor paid any cash dividends on either its preferred or common stock. For the foreseeable future, DAI intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Peter Dewhurst	2006	-	-	-	-	-	-	-
Officer and Director	2005	-	-	-	-	-	-	-

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to Dynamic Automotive, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since Dynamic Automotive, Inc.’s incorporation on August 29, 2005, DAI has not paid any compensation to any officer, director or employee. DAI does not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. DAI does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Dynamic Automotive, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

a)	Audited Financial Statements for the Years Ended June 30, 2006

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dynamic Automotive, Inc

( A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Dynamic Automotive, Inc (A Development Stage Company) as of June 30, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception August 29, 2005 through June 30, 2006 and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Automotive, Inc (A Development Stage Company) as of June 30, 2006 and the results of its operations and its cash flows from inception August 29, 2005 through June 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company’s accumulated deficit of $7,998 as of June 30, 2006 raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

August 1, 2006

Except for revised Cash Flow Statement and Note 5 October 18, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

DYNAMIC AUTOMOTIVE, INC.

(A Development Stage Company)

Balance Sheets

June 30
2006
ASSETS

CURRENT ASSETS

Cash	$52
52

OTHER ASSETS
Investments	200
200

TOTAL ASSETS	$252

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$—

NON-CURRENT LIABILITIES	—

TOTAL LIABILITIES	—

STOCKHOLDERS’ EQUITY

Preferred Stock, 5,000,000 shares
authorized, par value $0.001,
No shares issued and outstanding	0

Common Stock, 70,000,000 shares
authorized, par value $0.001,
2,5000,000 shares issued and outstanding	2,500

Paid in Capital	5,750

Accumulated (Deficit)	(7,998)

Total Stockholders’ Equity	252

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$252

The accompanying notes are an integral part of these statements.

DYNAMIC AUTOMOTIVE, INC.

(A Developmental Stage Company)

Statements of Operations

From Inception
of August 29, 2005
To June 30,
2006

Revenues	$3,370

Cost of Sales	4,506

Gross Margin	(1,136)

Expenses:
Depreciation	—
General and Administrative Expenses	6,862

Total Expenses	6,862

Net Operating Income (Loss)	(7,998)

Other Income (Expense):
Short Term Capital Gains	—
Interest Income	—
Interest (Expense)	—
—

Net Income (Loss) Before Income Taxes	(7,998)

Provision for Income Taxes/Deferred Taxes	—

Net Income (Loss)	$(7,998)

Fully Diluted Earnings (Loss) per Share	$(0.004)

Weighted Average Number
of Common Shares	2,016,447

The accompanying notes are an integral part of these statements.

DYNAMIC AUTOMOTIVE, INC.

(A Developmental Stage Company)

Statements of Stockholders’ Equity (Deficiency)

						Retained	Total
	Preferred Stock		Common Stock		Paid in	Earnings	Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficiency)

Balance, August 29, 2005	—	—	—	—	—	—	—
Common shares issued for cash	—	—	1,750,000	1,750	5,750		7,500
at $0.01 per share, August 31, 2005

Common shares issued for services	—	—	750,000	750	—	—	750
at $0.01 per share, March 15, 2006

Net Income (Loss)
From Inception August 29, 2005						(7,998)	(7,998)

Balance, June 30, 2006	—	$—	2,500,000	$2,500	$5,750	$(7,998)	$252

The accompanying notes are an integral part of these statements.

DYNAMIC AUTOMOTIVE, INC.

(A Developmental Stage Company)

Statements of Cash Flows

From Inception
of August 29, 2005
to June 30,
2006

Operating Activities:
Net Income (Loss)	$(7,998)
Adjustments to Net Income (Loss)
Stock Issued for Services	750
Deferred Taxes	—

Cash Provided (Used) by Operating Activities	(7,248)

Investing Activities:
Investments Held for Sale	(200)

Cash Provided (Used) by Investing Activities	200

Financing Activities:
Sale of Stock	7,500

Cash Provided (Used) by Financing Activities	7,500

Net Change in Cash	52

Beginning Cash Balance	—

Ending Cash Balance	$52

The accompanying notes are an integral part of these statements.

Dynamic Automotive, Inc.

(A Developmental Stage Company)

Notes to the Financial Statements June 30, 2006

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

A. Organization and Business Activities

Dynamic Automotive, Inc. (the Company) was incorporated under the laws of the State of Nevada on August 29, 2005, with a principal business activity of providing comprehensive automobile analysis and repairs with an emphasis on fast oil and filter changes, smog checks, and diagnostics.

B. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

C. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The

Company has elected a June 30 year-end.

D. Accounting Basis

The basis is accounting principles generally accepted in the United States of America.

E. New Accounting Pronouncements

During the period ended June 30, 2006, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both

Liabilities and Equity.

SFAS No. 151, Inventory Costs

SFAS No. 152, Accounting for Real Estate

SFAS No. 153, Exchange of Non-monetary Assets

SFAS No. 154, Accounting Changes and Error Correction

SFAS No. 123(R), Share Based Payments

F. Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalents.

G. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

H. Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonable assured.

Dynamic Automotive, Inc.

(A Developmental Stage Company)

Notes to the Financial Statements June 30, 2006

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

I. Organization Costs

The Company has expensed the costs of its incorporation.

J. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The

Company had not incurred any advertising expense as of June 30, 2006.

K. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to

$100,000. At June 30, 2006, the Company’s bank deposits did not exceed the insured amount.

L. Net Income (Loss) per Common Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basis weighted number of shares adjusted for any potentially dilutive debt or equity. The Company had not issued any potentially dilutive debt or equity securities as of June 30, 2006.

Basic Income (Loss) per Share
From inception on August 29, 2005
Through June 30, 2006

Loss (numerator)	$(7,998)
Shares (denominator)	2,016,447
Income (Loss)
Per share amount	(0.004)

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

M. Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

Dynamic Automotive, Inc.

(A Developmental Stage Company)

Notes to the Financial Statements June 30, 2006

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Net deferred tax assets consist of the following components as of:

Deferred tax assets
June 30, 2006

NOL Carryover	$1, 200
Deferred tax liabilities	0.00
Valuation allowance	(1,200)
Net deferred tax asset $	$0.00

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 15% to pretax income from continuing operations for the period ended June 30, 2006, due to the following:

June 30, 2006
Book Income	(7,998)
Valuation Allowance	7,998
0.00

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

N. Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

O. Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (“APB”) opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock- Based Compensation.” Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price. The Company accounts for sock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force (“EITF”) Issue No. 96-18.

Dynamic Automotive, Inc.

(A Developmental Stage Company)

Notes to the Financial Statements June 30, 2006

NOTE 2 - COMMON STOCK

The Company has authorized 70,000,000 shares of $0.001 par value common stock.

During September, 2005, the Company issued 1,750,000 shares of common stock for cash. During May,

2006, the Company issued 750,000 share of common stock for services rendered.

NOTE 3 - RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available. The officers and directors may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts. From time to time the Company has made short term advances to related parties and has accepted short term advances from related parties. No formal notes were ever executed and the advances paid out and the advances received have been handled in the ordinary course of business.

NOTE 4 - PREFERRED STOCK

The Company has authorized 5,000,000 shares of $0.001 par value preferred stock. The preferred shares have no special features other than a preference on dissolution.

NOTE 5 - INVESTMENTS

On February 12, 2006, the Company purchased 2,000 shares of New Era Marketing, Inc., and 2,000 shares of Silver State Trailers, Inc. The Investments are recorded on the cost basis, neither investment represents an investment greater than 1% and in neither case does the Company exercise significant control.

Dynamic Automotive, Inc.

(A Developmental Stage Company)

Notes to the Financial Statements June 30, 2006

NOTE 6 - GOING CONCERN

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include raising $75,000 from the private placement of shares of its common stock.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 - PROPOSED STOCK OFFERING

The Company plans on offering a portion of its authorized stock in an initial public offering.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Dynamic Automotive, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. DAI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at DAI request as an officer or director. DAI may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, DAI best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, DAI shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Dynamic Automotive, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Dynamic Automotive, Inc. or is or was serving at the request of Dynamic Automotive, Inc. as a director, officer, employee or agent of Dynamic Automotive, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Dynamic Automotive, Inc.. Dynamic Automotive, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Dynamic Automotive, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by DAI in connection with the sale of the common stock being registered. DAI has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,000
Accounting Fees	$2,000
Blue Sky Qualification Fees	$300

Total	$5,300

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Dynamic Automotive, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

1. On August 29, 2005, Peter Dewhurst, the sole officer, director and employee of DAI, paid for expenses involved with the incorporation of the Company with his personal funds on behalf of the Company in the amount of $7,500, in exchange for 1,750,000 shares of common stock of the Company, par value $0.001 per share.

At the time of the issuance, Mr. Dewhurst was in possession of all available material information about us, as he is the sole DAI officer and director. On the basis of these facts, Dynamic Automotive, Inc. claims that the issuance of stock to the DAI founding shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. DAI believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Dewhurst is an executive officer of DAI and thus had fair access to all material information about DAI before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

2. On March 15, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 750,000 shares of common stock to Nevada Business Development, for services valued at $0.001 per share of $750.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. Mr. Randy Brumbaugh, Esq. is the sole officer and director of Nevada Business Development Corporation.

At the time of the issuance, Mr. Brumbaugh was in possession of all available material information about us, as he is counsel to DAI. On the basis of these facts, Dynamic Automotive, Inc. claims that the issuance of stock to the DAI shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. DAI believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Brumbaugh, sole officer and Director of Nevada Business Development Corporation, as counsel to DAI had fair access to all material information about DAI before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

All shares issued to Mr. Dewhurst and Nevada Business Development Corporation were at a par price per share of $0.001. The price of the common stock issued to Mr. Dewhurst and Nevada Business Development Corporation were arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, DAI was recently formed or in the process of being formed and possessed no assets.

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on August 29, 2005
b) Bylaws adopted on August 31, 2005

5	Opinion on Legality

Opinion of Randall V. Brumbaugh, Esq.

23	Consent of Experts

a) Consent of Randall V. Brumbaugh, Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, DAI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, DAI are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, DAI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of La Verne, State of California on November 28, 2006

Dynamic Automotive, Inc.
(Registrant)

By: /s/ Peter Dewhurst
Peter Dewhurst
President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Peter Dewhurst	President, CEO and Sole Director	November 28, 2006
Peter Dewhurst

/s/ Peter Dewhurst	Chief Financial Officer	November 28, 2006
Peter Dewhurst

/s/ Peter Dewhurst	Chief Accounting Officer	November 28, 2006
Peter Dewhurst

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.